EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-54345, 2-63803, 2-75715, 2-88474, 2-96491, 33-32465, 33-57537, 333-77867, 333-77869, 333-77871, 333-77873 on Form S-8 and in Registration Statement Nos. 33-55136, 33-53817, 33-57325, 33-59784, 333-631, 333-63441, 333-65901, 333-68751, 333-71071 and 333-74349 on Form S-3 of our report dated November 1, 2000 (except for Note 17, as to which the date is December 20, 2000), appearing in this Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 2000.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Bergen Brunswig Corporation, listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth herein.

/s/ Deloitte & Touche LLP

Costa Mesa, California
December 26, 2000